Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to use in this Registration Statement on Form S-1 of Alta Equipment Group, Inc. of our report dated March 25, 2020, relating to the consolidated financial statements of Alta Equipment Holdings, Inc. and Subsidiaries as of and for the year ended December 31, 2019, which appears in this Registration Statement. We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ UHY LLP

Sterling Heights, Michigan

December 3, 2020